Exhibit 10.48
RMB Loan Contract (Medium/Long Term)
Renminbi Loan Contract (Medium/Long Term)
Contract Number: FJ00162200913
Borrower: Sanming Zhongyin Banzhu Hydroelectric Co., Ltd.
Business License Number: 350400400000289
Legal Representative/Responsible Person: John D. Kuhns
Registered Address: Building 160, Qianlong New Village, Xinshi North Road, Sanming City
Post Code: 365000
Financial Institution and Account Number: Bank of China Limited, Fujian Province Branch,
800102128378093001
Telephone Number: 0598-8202088, Facsimile Number: 0598-8202133
Lender: Bank of China Limited, Fujian Province Branch
Legal Representative/ Responsible Person: Chen Shi
Registered Address: Zhongyin Plaza, No. 136, Wusi Road, Fuzhou City
Post Code: 350003
Telephone Number: 0591-87090999 Facsimile Number: 0591-87848584
After equal consultation, the Borrower and the Lender have reached a consensus on the issuance of medium/ long term loan in RMB by the Lender to the Borrower, and concluded this Contract.
Article 1 Loan Amount
The loan amount shall be: RMB 294,850,000.00
Article 2 Loan Term

RMB Loan Contract (Medium/Long Term)
The loan term shall be: two hundred and sixteen (216) months, commencing from the actual withdrawing date; in case of withdrawal by installments, commencing from the first actual withdrawing date.
The Borrower shall withdraw the loan in strict accordance with the agreed withdrawing date. In the event that the actual withdrawing date is later than the agreed withdrawing date, the Borrower shall continue to repay the loan according to the repayment date agreed hereunder.
Article 3 The Loan Purpose
The purpose of the loan shall be: replacing the existing loans from other banks, replacing loans from affiliated enterprises, and making the payment for other payables.
Without being approved by the Lender in written form, the Borrower shall not change the purpose of the loan, including, without limitation, the Borrower shall not use the loan for the investment of stocks and other securities, shall not use the loan for projects which are forbidden from investment by any laws, regulations, regulatory provisions and State policies, or which have not been approved according to law, and for other projects or purposes which are forbidden from being invested by bank loans.
Article 4 Interest Rate and Calculation of Interest
1. Interest Rate
The interest rate shall be as the following item (2):
(1)	Fixed Interest Rate: The annual interest rate shall be / %, which shall remain the same within the valid term of this Contract.

(2)	Floating Interest Rate: The floating period shall be twelve (12) months.

The interest rate shall be re-priced in every twelve (12) months commencing from the actual withdrawing date (in case of withdrawal by installments, shall be the first actual withdrawing date). The re-pricing date shall be the corresponding date of the actual

RMB Loan Contract (Medium/Long Term)
withdrawing date in the re-pricing month, in case there is no corresponding date in the re-pricing month, the last date in the re-pricing month shall be the re-pricing date of interest rate.
A.	The initial interest rate for the withdrawal of each installment shall be ten percent (10%) below the benchmark interest rate for the loans with term of five years or more issued and implemented by the People’s Bank of China on the same day of actual withdrawing date.

B.	After the expiry of each floating period, the applicable interest rate for the next floating period shall be re-priced at ten percent (10%) below the benchmark interest rate for the loans on the same level issued and implemented by the People’s Bank of China on the same day of re-pricing date.
2. Calculation of Interest
The interest shall be calculated commencing from the actual withdrawing date and calculated by the actual withdrawal amount and actual days of using the loan.

The formula for calculating the interest shall be: the interest=the principal X actual days X daily interest rate.
The calculation base for daily interest rate shall be one year with three hundred and sixty (360) days, and the conversion formula shall be: daily interest rate=annual interest rate/360.
3. Settlement of Interest
The Borrower shall settle the interest according to the following item (1):
(1)	Quarterly Payment: the twentieth day in the last month of each quarter shall be the interest settlement day, and the twenty-first day shall be the interest payment day.

(2)	Monthly Payment: the twentieth day of each month shall be the interest settlement day, and the twenty-first day shall be the interest payment day.
4. Default Interest
(1)	In case of failure to repay the loan within agreed time limit, the Borrower shall, commencing from the overdue date, pay default interest for overdue payment according

RMB Loan Contract (Medium/Long Term)
to the default interest rate for overdue loans, until all principals and interests have been fully paid off.

The default interest rate for overdue loans shall be thirty percent (30%) over the interest rate as agreed in the first clause of this Article.

(2)	In case the Borrower fails to use the loan for the agreed purpose, as for the diverted part, the Borrower shall pay default interest commencing from the diverting date at the default interest rate for diverting loans, until all principals and interests have been fully paid off.

The default interest rate for diverting loans shall be fifty percent (50%) over the interest rate as agreed in the first clause of this Article.

(3)	As for the overdue and diverted loan, the Borrower shall pay the default interest at the default interest rate for diverting loans.

(4)	As for the interest which the Borrower fails to pay on schedule, the Borrower shall, according to the interest calculation methods provided in the third clause of this Article, pay compound interest at the interest rate agreed in the first clause of this Article within the loan term. After the expiry of the loan term, the Borrower shall pay the compound interest at the default interest rate as agreed in this clause.

(5)	In case of adjustment of the interest rate agreed hereunder, the default interest and compound interest shall be calculated separately from the adjustment date.
Article 5 Conditions for Withdrawal
The Borrower’s withdrawal shall be subject to the satisfaction of the following conditions:
1.	This Contract and its appendices have come into effect;

2.	The Borrower has provided security as required by the Lender, the contract for security has come into effect, and the statutory approval, registration or filing procedures have been completed;

3.	The Borrower has delivered to the Lender its documents, bills and certificates, seals, name register of personnel, specimen signature which are related to the establishment and implementation of this Contract, and has duly filled in relevant vouchers;

4.	The Borrower has opened a bank account which is necessary for implementing this

RMB Loan Contract (Medium/Long Term)
Contract as required by the Lender;

5.	Before one (1) bank working day prior to the withdrawal, the Borrower has submitted to the Lender the written withdrawal application and relevant supporting documents for loan usage, and has completed relevant withdrawal procedures;

6.	The Borrower has delivered to the Lender the resolution of the board or other competent authority approving the conclusion and implementation of this Contract and the power of attorney; (This item is an optional item. In addition, please note that whether the Borrower has procured the relevant approval or authorization for entering into this Contact must be confirmed before signing this Contract.)

7.	Other conditions for withdrawal provided by law or agreed by the Parties: /.
In case any of the aforesaid conditions for withdrawal has not been satisfied, the Lender shall be entitled to refuse the withdrawal application from the Borrower, unless the Lender agrees to grant the loan.
Article 6 Withdrawal Time and Way
1.	The Borrower shall make the withdrawal according to the time and method prescribed as the following item (2):
(1)	One-off withdrawal on / .

(2)	Withdrawing full amount of the loan within eleven (11) years from June 11, 2009.

(3)	Withdrawing by installments according to the following time limit:

Withdrawing Time	Withdrawing Amount
/	/
2.	As for the part of loan which has not been withdrawn within the aforesaid time limit, the Lender shall be entitled to refuse the withdrawal application of the Borrower.

In case the Lender agrees to grant the loan, it shall be entitled to receive obligation fees for the late withdrawal by standard of / . As for the part of loan which the Lender

RMB Loan Contract (Medium/Long Term)
refuses to grant, the Lender shall be entitled to receive obligation fees by standard of /.
Article 7 Repayment
1.	Unless otherwise agreed by the Parties, the Lender shall repay the loan under this Contract according to the following item (2) repayment plan:
(1)	Make repayment for the full amount of the loan hereunder on the expiry date of the loan term.

(2)	Make repayment for the loan hereunder according to the following repayment plan:

No.	Repayment Time	Repayment Amount
1.	2009-12-31	Ұ	13,000,000.00
2.	2010-6-30	Ұ	6,500,000.00
3.	2010-12-31	Ұ	6,500,000.00
4.	2011-6-30	Ұ	6,500,000.00
5.	2011-12-31	Ұ	6,500,000.00
6.	2012-6-30	Ұ	6,500,000.00
7.	2012-12-31	Ұ	7,000,000.00
8.	2013-6-30	Ұ	7,000,000.00
9.	2013-12-31	Ұ	7,000,000.00
10.	2014-6-30	Ұ	7,000,000.00
11.	2014-12-31	Ұ	7,500,000.00
12.	2015-6-30	Ұ	7,500,000.00
13.	2015-12-31	Ұ	7,500,000.00
14.	2016-6-30	Ұ	7,500,000.00
15.	2016-12-31	Ұ	8,000,000.00
16.	2017-6-30	Ұ	8,000,000.00
17.	2017-12-31	Ұ	8,000,000.00
18.	2018-6-30	Ұ	8,000,000.00
19.	2018-12-31	Ұ	8,500,000.00

RMB Loan Contract (Medium/Long Term)

No.	Repayment Time	Repayment Amount
20.	2019-6-30	Ұ	8,500,000.00
21.	2019-12-31	Ұ	8,500,000.00
22.	2020-6-30	Ұ	8,500,000.00
23.	2020-12-31	Ұ	9,000,000.00
24.	2021-6-30	Ұ	8,500,000.00
25.	2021-12-31	Ұ	9,000,000.00
26.	2022-6-30	Ұ	8,500,000.00
27.	2022-12-31	Ұ	9,000,000.00
28.	2023-6-30	Ұ	8,500,000.00
29.	2023-12-31	Ұ	9,000,000.00
30.	2024-6-30	Ұ	8,500,000.00
31.	2024-12-31	Ұ	9,000,000.00
32.	2025-6-30	Ұ	8,500,000.00
33.	2025-12-31	Ұ	9,000,000.00
34.	2026-6-30	Ұ	8,500,000.00
35.	2026-12-31	Ұ	9,000,000.00
36.	2027-6-10	Ұ	11,350,000.00
In the event that the Borrower needs to alter the aforesaid repayment plan, it shall apply to the Lender in written form before seven (7) bank working days prior to the maturity date of corresponding installment of the loan. The alteration of the repayment plan shall be jointly confirmed by the Parties in written form.
2.	Unless otherwise required by the Parties, on the condition that the Borrower is in arrears with principal and interest payment at the same time, the Lender shall be entitled to determine the repayment sequence for principal and interest. On the condition of repayment by installments; in case of several maturity loans and overdue loans existing at the same time, the Lender shall be entitled to determine the repayment sequence for certain installment of repayment by the Borrower; in case of several overdue loan

RMB Loan Contract (Medium/Long Term)
contracts between the Borrower and the Lender, the Lender shall be entitled to determine the sequence for implementing contracts for each repayment.

3.	Unless otherwise required by the Parties, the Borrower shall be entitled to make repayment ahead of schedule, but shall notify the Lender in written form seven (7) bank working days in advance. The prepayment amount shall be used to repay the last installment to become due, and shall repay the loan in reverse order.

The Lender shall be entitled to receive compensation fees by the standard of one percent (1%) of the prepayment amount.

4.	The Borrower shall make the repayment according to the following item (1):
(1)	The Borrower shall, no later than one (1) bank working day prior to the maturity date for each installment of principal and interest, remit sufficient amount of money to the following bank account preparing for the repayment, and the Lender shall be entitled to take the initiative to deduct corresponding amount from such account.

Name of Repayment Account: Sanming Zhongyin Banzhu Hydroelectric Co., Ltd. Account Number: 800102128308093001

(2)	Other repayment methods agreed by the Parties: / .
Article 8 Security
1.	Security mode for the debts hereunder shall be:

The debts hereunder shall be secured by the mortgage provided by Sanming Zhongyin Banzhu Hydroelectric Co., Ltd. on its own assets of Sanming City Banzhu Hydropower Station, by concluding the Mortgage Contract with the number of FJ00162200915. The procedures for creating such mortgage shall be completed within three (3) months from the date of issuing the first installment of loan.

Before the Borrower has completed the procedures for the mortgage on assets of Sanming City Banzhu Hydropower Station for the benefit of the Lender, the debts hereunder shall be secured by the joint liability guarantee provided by Pingnan County Wangkeng Hydroelectric Co., Ltd., by concluding the Guarantee Contract with the number of

RMB Loan Contract (Medium/Long Term)
FJ00162200914.

2.	In case of events occurred to the Borrower or security provider, which the Lender deems may impact their performance ability, or that the security contract has become invalid, revoked or terminated, or the financial conditions of the Lender and security provider deteriorates or the Lender or the security provider is involved in material lawsuits or arbitration cases, or there are other reasons which may influence their implementation ability, or the security provider breaches the security contract or other contracts concluded with the Lender, or the collateral suffers from depreciation, derogation, missing or being closed which may cause the collateral value wakened or deprived, the Lender shall be entitled to require, and the Borrower shall be obliged to provide new security and change the security provider, etc., to secure the debts hereunder.
Article 9 Insurance
(This is an optional article; the option here is item 1: 1. Applicable; 2. Inapplicable)
The Borrower shall take out insurance with the insurance company agreed by the Lender for the equipments, project construction and goods transportation relating to the project or trade hereunder and the risks during the project operation period. The insurances taken out shall conform to the requirements of the Lender, and the insured amount shall be no lower than the principal of the loan.
Before all the principal, interest and fees hereunder have been paid off, the Borrower shall not interrupt the insurance for any reason. In case the Borrower interrupts the insurance, the Lender shall be entitled to renew the insurance or take the place to buy the insurance, with all expenses born by the Borrower. The Borrower shall assume liability for compensating the losses suffered by the Lender due to interruption of insurance.
The Borrower shall, within three (3) days after knowing or should have known the occurrence of insurance accidents, notify the Lender in written form, and claim for compensation in a timely manner according to the provisions of insurance policy. In case of delayed notification,

RMB Loan Contract (Medium/Long Term)
delayed claiming for compensation or failure to fulfill the obligation under insurance policy, the losses suffered by the Lender arising therefrom shall be born by the Borrower.
Unless otherwise agreed by the Parties, the insurance indemnity shall be firstly used for repayment for the principal and interest of the loan and other payables.
Article 10 Representations and Warranties
1.	The Borrower hereby represents that:
(1)	it has been duly established and registered and is validly and legally in existence, and has the full civil rights and capabilities for signing and implementing this Contract.

(2)	Signing and fulfilling this Contract has been based on the true intention expressed by the Borrower, and it has procured the legal and valid authorization as required by its articles of association or other internal management documents, and will not violate any agreement, contract and other legal document which the Borrower is bound by. The Borrower has procured or will procure all relevant approvals, permits, filings or registrations required for signing and implementing this Contract.

(3)	All documents, financial statements, vouchers and other materials provided by the Borrower to the Lender pursuant to this Contract are authentic, complete, accurate and valid.

(4)	The transaction background provided by the Borrower to the Lender for acquiring the loan is genuine and legal, and the loan will not be used for money laundering or other illegal purpose.

(5)	The Borrower does not conceal any event which may influence the financial conditions and implementation ability of the Borrower or the security provider.

(6)	Other matters represented by the Borrower: / .
2.	The Borrower hereby undertakes that:
(1)	According to the requirements of the Lender, the Borrower shall regularly and timely submit to the Lender its financial statements (including but not limited to the annual

RMB Loan Contract (Medium/Long Term)
statement, quarterly statement and monthly statement) and other relevant materials;
(2)	In case the Borrower and the security provider hereunder have entered into or will enter into a counter security agreement or similar agreement concerning the security obligations, such agreement will not prejudice any right of the Lender under this Contract;
(3)	It will accept the credit inspection and supervision by the Lender and give sufficient assistance and cooperation;
(4)	In case of the occurrence of circumstances which may influence the financial conditions and implementation ability of the Borrower or the security provider, including but not limited to any form of spin-off, merger, affiliation, joint venture and cooperation with foreigners, contract operation, recombination, restructuring, planning for listed, etc., or decrease of registered capital, transfer of material assets or equity stake, assuming material debts or creating new material debts on collateral, the collateral being sealed up, dismissed, revoked or applied for bankruptcy, etc., or involvement in material lawsuits or arbitration case, or difficulty in operation or deterioration in financial conditions, or the Borrower’s events of default under other contracts, the Borrower shall immediately inform the Lender. In case of carrying out any of the aforesaid actions which will cause adverse impact on the repayment ability of the Borrower, the prior approval of the Lender must be procured.
(5)	The repayment sequence for the debts of the Borrower to the Lender shall have precedence over the repayment for the loan provided by the Borrower’s shareholder, and shall not be second to the repayment of the Borrower’s other loans of the same kind to other creditors;
(6)	On the condition that the after-tax net profit of relevant fiscal year is zero or a minus number, or the after-tax profit is not sufficient to offset the accumulated deficit of previous years, or the pre-tax profit has not been used to pay off the payable principal, interest and fees of that fiscal year, or the pre-tax profit is not sufficient to pay off the principal, interest and fees of the next installment, the Borrower shall not distribute stock dividend or bonus in any form to its shareholders;
(7)	The Borrower shall not dispose of its self-owned assets in a way impairing its

RMB Loan Contract (Medium/Long Term)
repayment ability, and warrants that the total amount of its external security shall not be one-half higher that its own net assets, and the total amount of external security and the amount of each security shall not exceed the limit provided by its articles of association.
(8)	Other matters undertaken by the Borrower: (1) without being approved by the Lender, the Borrower shall not add external financing or provide security, and the right to collect electricity fees of the Borrower shall not be pledged to other parties; (2) before the loan hereunder has been used for replacing the Borrower’s all other existing bank loans, the Borrower’s withdrawal fund from power sale shall be withdrawn and allocated to the bank account of the Lender according to the crediting proportion; after the loan hereunder has been used for replacing the Borrower’s all other existing bank loans, full amount of the Borrower’s withdrawal fund from power sale shall be withdrawn and allocated to the bank account of the Lender; (3) in case of prepayment, the Borrower shall notify the Lender in advance; (4) within three (3) months from the issuance date for the first installment hereunder, the Borrower shall complete the relevant procedures for the mortgage on assets of Sanming City Banzhu Hydropower Station provided to the Lender; in case of exceeding the time limit, the Borrower shall be deemed as breaching the contract, and the Lender shall be entitled to recover the loan in advance and collect relevant liquidated damages; (5) the Borrower’s withdrawal amount from the Lender’s bank for the year of 2009 shall be no lower than RMB 138,250,000.00, and the rest loan shall be replaced in advance according to the repayment conditions to the Industrial and Commercial Bank and the Construction Bank; (6) the actual issuance amount of the loan hereunder shall not exceed eighty percent (80%) of the actual net value of the project.
Article 11 Disclosure of Related Transactions within the Group of the Borrower
The Borrower is the group debtor as confirmed by the Lender according to the Guidelines for Risk Management of Commercial Banks for Credit to Group Debtors (“Guidelines”), and the

RMB Loan Contract (Medium/Long Term)
Borrower shall report to the Lender the conditions for related transactions which amount to more than ten percent (10%) of net assets in a timely manner, including the related relationship between transaction parties, transaction project and nature, transaction amount or relevant proportion, and pricing policy (including transactions at no price or at symbolic price).
In case of the occurrence of any of the following circumstances, the Lender shall be entitled to unilaterally determine to call off issuing the unused loan to the Borrower, and recover part or full amount of the principal and interest of the loan in advance: making use of false contracts concluded with related parties, to discount or pledge bills receivable, accounts receivable or other creditor’s rights without actual trade background for withdrawing bank capital or credit; in the event of material merger, acquisition and restructuring, etc., which the Lender deems may impact the safety of the loan; to intentionally evade from repayment of bank loans by way of related transactions; other circumstances provided in Article 18 of the Guidelines.
Article 12 Breach of Contract and Treatment
Any of the following circumstances may constitute or be deemed as the Borrower’s breach of contract under this Contract:
1.	The Borrower fails to fulfill the payment and repayment obligations according to the provisions hereof;

2.	The Borrower fails to use the obtained capital for agreed purpose according to the provisions hereof;

3.	The representations made by the Borrower hereunder are not real, or the Borrower disobeys its warranties hereunder;

4.	In case of occurrence of the circumstances provided in item 4, clause 2, Article 10 hereunder, the Lender deems may impact the financial conditions and implementation ability of the Borrower or the security provider, however, the Borrower fails to provide new security or replace the security provider as prescribed herein;

RMB Loan Contract (Medium/Long Term)
5.	The Borrower violates other provisions hereunder concerning the rights and obligations of the Parties;

6.	The Borrower violated the provisions under other contracts concluded with the Lender or other institutions of Bank of China Limited;

7.	The security provider violates the provisions of the security contract, or violates the provisions under other contracts concluded with the Lender or other institutions of Bank of China Limited;

8.	The Borrower is closed down or dissolved, cancelled or going into bankruptcy;

9.	The project construction schedule seriously lags behind, or the project construction expenditure exceeds the proportion of the budget accepted by the Lender;

10.	The construction quality of the project does not conform to the national or industrial standards.
In case of the aforesaid breach of contract, the Lender shall be entitled to separately or simultaneously take the following measures depending on specific conditions:
1.	Requiring the Borrower or security provider to rectify its breach of contract within a specified time limit;

2.	Fully or partly reducing, suspending or terminating the credit amount to the Borrower;

3.	Fully or partly suspend or terminate the acceptance of withdrawal application or other applications of the Borrower under this Contract or other contracts between the Borrower and the Lender; as for the loan which has not been issued and the trade financing which has not been conducted, to fully or partly suspend or terminate the issuance and conduct;

4.	To announce the principal and interest of the outstanding loans/trade financing capital and other payables under this Contract or other contracts between the Lender and the Borrower will fully or partly become due immediately;

5.	To terminate or rescind this Contract, and wholly or partly terminate or rescind other contracts between the Lender and the Borrower;

6.	To require the Borrower to compensate on the losses suffered by the Lender due to the breach of contract;

7.	Only needed to make previous or afterwards notice, to deduct and transfer the fund in the

RMB Loan Contract (Medium/Long Term)
accounts opened by the Borrower with the Lender or other institutions of Bank of China Limited to fully or partly pay off the debt owed by the Borrower to the Lender under this Contract. The undue fund in the accounts shall be deemed as becoming due in advance. In case the currency in the accounts is different from the calculation currency of the Lender, the fund shall be calculated at the exchange rate for settlement and sales used by the Lender at the time of deduction and transfer;
8.	To exercise the security right;

9.	To request the guarantor to assume the guarantee liability;

10.	Other measures deemed as necessary and possible by the Lender.
Article 13 Reservation of Right
The non-exercise of all or part of entitlements hereunder, or the failure of requiring the other Party to implement or assume whole or part of the obligations and liabilities shall not be regarded as a waiver of the said entitlement or exemption of the said obligation and liability.
Any tolerance, extension or delay in the exercise of the entitlements hereunder by one Party to the other shall not influence any entitlements which shall be enjoyed by the Party according to this Contract or laws and regulations, nor shall be regarded as a waiver of the said entitlements.
Article 14 Alteration, Amendment and Termination
After being agreed by the Parties through consultation, this Contract may be altered or amended in written form. Any alteration or amendment shall constitute an integral part of this Contract.
Unless otherwise provided by laws and regulations or otherwise agreed by the Parties, this Contract shall not be terminated until all rights and obligations hereunder have been fully implemented.

RMB Loan Contract (Medium/Long Term)
Unless otherwise provided by laws and regulations or otherwise agreed by the Parties, the invalidity of any article hereunder shall not impact the legal effect of other articles.
Article 15 Applicable Law and Dispute Resolution
This Contract shall be governed by the law of the People’s Republic of China.
After this Contract has come into effect, any dispute arising from establishment and implementation of this Contract or related to this Contract shall be resolved by the Parties through consultation. If such dispute cannot be resolved through consultation, any Party may take the way as the following Item (2) for resolution:
1.	Submitting to / arbitration committee for arbitration.

2.	Bringing a lawsuit to the people’s court at location of the Lender or other institution of Bank of China Limited which exercises rights and obligations according to this Contract or other special contracts.

3.	Bringing a lawsuit to a people’s court of the competent jurisdiction.
During the process of dispute resolution, in the event that the dispute does not impact the implementation of other articles hereunder, other articles shall be continuously implemented.
Article 16 Expenditures
Unless otherwise determined by the law or otherwise agreed by the Parties, all expenses arising from establishing and implementing this Contract and dispute resolution (including but not limited to attorney fees, etc.) shall be born by the Borrower.
Article 17 Appendices
The following appendices and other appendices mutually confirmed by the Parties shall

RMB Loan Contract (Medium/Long Term)
constitute an integral part of this Contract, and shall have the same legal effect as this Contract.
1.	Withdrawal Application (form);
Article 18 Miscellaneous
1.	Without being approved by the Lender in written form, the Borrower shall not transfer any of its rights and obligations to any third party.

2.	In the event the Lender needs to entrust t other institution of Bank of China Limited to implement its rights and obligations hereunder due to business requirement, or the loan business under this Contract is transferred to other institution of Bank of China Limited for undertaking and management, the Borrower shall accept the aforesaid arrangements. Other institution of Bank of China Limited which is entrusted by the Lender, or other institution of Bank of China Limited which is undertaking the loan business hereunder shall be entitled to exercise all rights of the Lender under this Contract, and shall be entitled to, in the name of the said institution, bring a lawsuit to the people’s court, submit to arbitration institution or apply for enforcement for the disputes hereunder.

3.	On the premise of not influencing other provisions hereunder, this Contract shall have binding force on the Parties hereto or their respective lawful successors and assigners.

4.	Unless otherwise agreed, the Parties determine that the registered address specified hereunder shall be the address for communication and contact, and warrants that in case of alteration of the communication and contact address, they shall inform the other Party in written form in a timely manner.

5.	The transaction hereunder shall be based on the respective independent interest of the Parties. In case according to the regulatory requirements of laws and regulations, the other Party to this transaction constitutes a related party or a related individual of the Lender, no party shall seek to use this kind of related relationship to impact the fairness of the transaction.

6.	The titles and business names hereunder shall be used only for the convenience of designation and shall not be used for interpretation of the content of articles hereunder

RMB Loan Contract (Medium/Long Term)
and the rights and obligations of the Parties.
Article 19 Effectiveness of the Contract
This Contract shall come into effect after being signed by the legal representatives (responsible persons) or authorized representatives of the Lender and the Borrower and affixed with the seals.
This Contract shall be signed in five counterparts. The Lender and the Borrower shall each hold one, and the rest shall be submitted to relevant authorities. Each counterpart shall have the same effect.

The Borrower: Sanming Zhongyin Banzhu	The Lender: Bank of China Limited,
Hydroelectric Co., Ltd.	Fujian Province Branch

(Stamp)	(Stamp)

Entitled Signatory:	Entitled Signatory:

June 16, 2009	June 16, 2009

WITHDRAWAL APPLICATION
Number: FJ00162200913-1
To: Bank of China Limited, Fujian Province Branch
In accordance with the Renminbi Loan Contract (Medium/Long Term) (Number: FJ00162200913-1) entered into between your good bank and us, we hereby apply to withdraw the fund under the said contract pursuant to the second method set forth below:
(1)	One-off withdrawal.

(2)	The first withdrawal within the withdrawal period.
The withdrawal amount: one hundred and eighteen million and eight hundred and sixty-nine thousand eight hundred Renminbi (RMB118,869,800.00)
Please transfer the above-mentioned fund into the account numbered 800102128378093001 on June 17, 2009.
This withdrawal application is irrevocable. We warrant that all conditions precedent to the withdrawal under the Loan Contract have been fully satisfied and this fund, once transferred into the said account, shall immediately constitute the debt owed by us to your good bank under the Loan Contract.

Applicant: Sanming Zhongyin Banzhu Hydroelectric Co., Ltd.

Legal Representative or Authorized Representative: __________

June 16, 2009